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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-44490, 333-65738 and 333-67636 on Form S-8, and Registration Statement No. 333-84650 on Form S-3 of Magnum Hunter Resources, Inc. of our report dated March 25, 2003, appearing in this Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 31, 2003